UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 15, 2010

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

U.S.  Patent and Trademark Office Terminates Interference No. 105,688 in Favor of PDL BioPharma, Inc.

On December 20, 2010, PDL BioPharma, Inc. (the “Company”) issued a press release announcing that on December 15, 2010, the U.S. Patent and Trademark Office Board of Patent Appeals and Interferences (the “PTO Board”) terminated its interference proceeding between certain claims of the Company’s Queen et al., U.S. Patent No. 5,585,089 (the “‘089 Patent”) and certain pending claims of Adair et al., U.S. Application No. 08/846,658 (the “‘658 Application”) in favor of the Company’s ‘089 Patent.  The PTO Board held that the involved claims in the ‘658 Application are not patentable.  UCB Pharma S.A. is the assignee of the ‘658 Application.  The PTO Board’s decision is final against the pending claims of the ‘658 Application in this interference, but may be appealed by UCB Pharma S.A.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated December 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President, General Counsel and Secretary

Dated:  December 20, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 20, 2010